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                                                                     EXHIBIT 5.1


November 1, 1996



North American Vaccine, Inc.
12103 Indian Creek Court
Beltsville, Maryland
20705


Attention:  Daniel Abdun-Nabi, Esq.

Dear Sirs:

         RE:     North American Vaccine, Inc.
         RE:     Registration Statement on Form S-3 Issuance of Common Shares

                 We have acted as Canadian counsel to North American Vaccine, Inc. (the "Corporation") in connection with the issuance and sale by the Corporation of $86,250,000 of 6.50% Convertible Subordinated Notes due May 1, 2003 (the "Securities") and the common shares without par value in the capital of the Corporation (the "Shares") issuable upon conversion of the Securities.

                 In giving this opinion, we have examined originals or copies of the following documents:

         (a) a certificate of compliance for the Corporation dated October 3, 1996 by Industry Canada under the Canada Business Corporations Act;

         (b) all current and effective articles and by-laws of the Corporation;

         (c) the Corporation's Form S-3 Registration Statement dated November 4, 1996 (the "Registration Statement"), together with the Corporation's Prospectus dated November 4, 1996, filed with the United States Securities and Exchange Commission on November 1, 1996;
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         (d)     the indenture dated May 7, 1996 between the Corporation and
                 Marine Midland Bank, as trustee, (the "Indenture") pursuant to which the Corporation issued the Securities and to be filed as an exhibit to the Registration Statement; and

         (e) such other documents and records of the Corporation and certificates of officers of the Corporation and public officials as we considered necessary.

                 The opinions expressed herein are subject to the following qualifications, assumptions (in respect of which we have made no independent investigations or examinations) and reservations:

         (i) we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified copies or facsimiles; and

         (ii) as to various questions of fact material to this opinion and in connection with our review of the corporate records of the Corporation which were made available to us and delivered to us by the Corporation, we have relied exclusively and without independent investigation, upon a certificate of an officer of the Corporation dated the date hereof certifying the completeness and accuracy of such facts and corporate records, and have assumed that the statements made in such certificate will be true and accurate as of and on the date of sale of the Shares.

                 We are qualified to practise law only in the Province of Ontario and our opinion is limited to the laws of the Province of Ontario and the laws of Canada applicable therein and is based on legislation and regulations in effect on the date hereof. No opinion is expressed herein with respect to compliance with any applicable securities legislation in connection with the issuance or sale of the Shares.

                 Based upon and subject to the foregoing, we are of the opinion that:

         1. The Shares issuable upon conversion of the Securities have been duly and validly authorized and reserved for issuance and, when issued and delivered in accordance with the provisions of the Securities and the Indenture will be duly and validly issued and fully paid and non-assessable shares in the capital of the Corporation.

         2. Each of the Securities and the Indenture has been duly authorized, executed and delivered by the Corporation.
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         3.      There is doubt as to the enforceability in Canada against the
                 Corporation or its directors or shareholders who are not residents of the United States in original actions or in actions for enforcement of judgements of United States courts of liabilities predicated upon federal securities laws of the United States.

                 This opinion is provided for your sole and exclusive benefit and may not be relied upon by any other person. We hereby consent (a) to the filing of this opinion as an exhibit to the Registration Statement, and (b) to the references to our firm under the heading "Legal Opinions" in the Prospectus filed with the Registration Statement.

                                        Yours very truly,

                                        /s/ Blake, Cassels & Graydon

                                        Blake, Cassels & Graydon